UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2024 (December 16, 2024)

CF ACQUISITION CORP. VII

(Exact name of registrant as specified in its charter)

Delaware	001-41166	85-1963781
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 East 59th Street

New York, New York 10022

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 938-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-third of one redeemable warrant	CFFSU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	CFFS	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	CFFSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 16, 2024, CF Acquisition Corp. VII (the “Company”) received a letter from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) stating that the staff of Nasdaq (“Staff”) has determined that the Company’s securities will be delisted from Nasdaq, trading of the Company’s Class A common stock, warrants, and units will be suspended at the opening of business on December 23, 2024, and a Form 25-NSE (the “Form 25”) will be filed with the Securities and Exchange Commission (the “Commission”), which will remove the Company’s securities from listing and registration on Nasdaq pursuant to Nasdaq Listing Rule IM-5101-2 (“Rule IM-5101-2”). Under Rule IM-5101-2, a special purpose acquisition company must complete one or more business combinations within 36 months of the effectiveness of its initial public offering (“IPO”) registration statement. Since the Company failed to complete its initial business combination by December 15, 2024, the Company did not comply with Rule IM-5101-2, and its securities are now subject to delisting.

The Company does not intend to appeal the Staff’s determination but will instead liquidate and redeem its outstanding Public Shares as described in Item 8.01 to this Current Report on Form 8-K.

Item 8.01. Other Events.

As previously reported, on March 14, 2024, the stockholders of the Company approved the second amendment to the Company’s Amended and Restated Certificate of Incorporation (as amended and currently in effect, the “Charter”) to extend the deadline by which the Company must complete a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”) from March 20, 2024 to March 20, 2025 (or such earlier date as determined by the Company’s board of directors (the “Board”)) (the “Extension” and such date, the “Extended Date”). In connection with the Extension, the Company agreed to deposit $100,000 into its trust account (the “Trust Account”) for each month of the Extension utilized by the Company.

On December 17, 2024, the Board determined that the Company would be unlikely to consummate a Business Combination by the Extended Date. Accordingly, the Company will not make the next $100,000 monthly installment due by December 20, 2024 to the Trust Account and instead the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible, redeem the shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), that were included in the units issued in the Company’s IPO (the “Public Shares”) at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not released to the Company to pay its taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of outstanding Public Shares, which redemption will completely extinguish rights of the holders of the Public Shares as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law (the “Redemption”), and (iii) as promptly as reasonably possible following the Redemption, subject to the approval of the Company’s remaining stockholders, dissolve and liquidate, subject in each case to its obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless.

The Company’s sponsor has previously agreed to waive its redemption rights to the funds held in the Trust Account with respect to its shares of Class A Common Stock and Class B common stock of the Company.

In order to provide for the disbursement of funds from the Trust Account, the Company has instructed Continental Stock Transfer & Trust Company (“Continental”), as its trustee, to take all necessary actions to effect the Redemption. The proceeds thereof, less $100,000 of interest to pay dissolution expenses and net of taxes payable, will be held in a trust operating account while awaiting disbursement to the holders of the Public Shares. The Company expects to redeem all of the outstanding Public Shares for an estimated redemption price of approximately $11.41 per share (the “Redemption Amount”). All other costs and expenses associated with implementing the dissolution will be funded from proceeds held outside of the Trust Account. Record holders of Public Shares will receive their pro rata portion of the proceeds of the Trust Account by delivering their Public Shares to Continental, the Company’s transfer agent. However, beneficial owners of Public Shares held in “street name” will not need to take any action in order to receive the Redemption Amount. The Redemption Amount is expected to be paid out by December 31, 2024.

After the filing of the Form 25, the Company intends to file a Form 15 with the Commission to suspend its reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 20, 2024

CF ACQUISITION CORP. VII

By:	/s/ Jane Novak
Name:	Jane Novak
Title:	Chief Financial Officer

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